REFINITIV STREETEVENTS EDITED TRANSCRIPT ANF.N - Q2 2020 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: AUGUST 27, 2020 / 12:30PM GMT REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 27, 2020 / 12:30PM, ANF.N - Q2 2020 Abercrombie & Fitch Co Earnings Call CORPORATE PARTICIPANTS Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Pamela Nagler Quintiliano Abercrombie & Fitch Co. - VP of IR Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO CONFERENCE CALL PARTICIPANTS Carla Casella JPMorgan Chase & Co, Research Division - MD & Senior Analyst David Loughran Buckley BofA Merrill Lynch, Research Division - Analyst Janet Joseph Kloppenburg JJK Research Associates, Inc. - President Janine M. Stichter Jefferies LLC, Research Division - Equity Analyst Jay Daniel Sole UBS Investment Bank, Research Division - Executive Director and Equity Research Analyst of Softlines & Luxury Kate Bridget Fitzsimons RBC Capital Markets, Research Division - Assistant VP Marni Shapiro The Retail Tracker - Co-Founder Paul Lawrence Lejuez Citigroup Inc., Research Division - MD and Senior Analyst Sarah Goldberg Robert W. Baird & Co. Incorporated, Research Division - Research Analyst Susan Kay Anderson B. Riley FBR, Inc., Research Division - Analyst PRESENTATION Operator Good day, and welcome to the Abercrombie & Fitch Second Quarter Fiscal Year 2020 Earnings Call. Today's conference is being recorded. (Operator Instructions) Thank you. At this time, I'd like to turn the conference over to Pam Quintiliano. Please go ahead. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Thank you. Good morning, and welcome to our Second Quarter 2020 Earnings Call. Joining me today on the call are Fran Horowitz, Chief Executive Officer; and Scott Lipesky, Chief Financial Officer. Earlier this morning, we issued our second quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation. Please keep in mind that any forward-looking statements made on the call are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions we mention today. A detailed discussion of these factors and uncertainties is contained in the company's filings with the Securities and Exchange Commission. In addition, we will be referring to certain non-GAAP financial measures during the call. Additional details and a reconciliation of GAAP to adjusted non-GAAP financial measures are included in the release issued earlier this morning. With that, I will turn the call over to Fran. 2 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 27, 2020 / 12:30PM, ANF.N - Q2 2020 Abercrombie & Fitch Co Earnings Call Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Good morning, everyone. I hope you and your loved ones are healthy and safe. Before discussing second quarter results, I would like to start by thanking our global teams and partners. Despite the unique challenges they've all faced, they continue to team up, build up and get it done. From our DC, store and home office associates to our vendor partners around the world, together, we've continued to successfully navigate this unprecedented period of uncertainty. I'm so proud and humbled to be a part of this amazing organization. Due to the hard work, patience, ingenuity and perseverance of our team, we have been able to quickly read and react to changing customer demand while fortifying our position for the future. Our total Q2 company revenues were down 17% as compared to last year. Throughout the quarter, we remained nimble. We utilized our lean and agile inventory management strategy while authentically speaking to our customer and providing them with relevant products aligned with their lifestyle needs. Our customers respond favorably with our gross profit rate expanding 140 basis points fueled by lower promotions and clearance and improved AUR. We also tightly managed expenses, leading to operating expense leverage on our best Q2 operating income in 6 years. And with an unwavering focus on maintaining strong liquidity, we generated $187 million of operating cash flow, ending the quarter with $767 million of cash and equivalents and approximately $1.1 billion of liquidity. This empowered us to make quick and strategic near-term decisions while continuing to fund critical long-term investments for future growth. Over the last several years, we've strengthened our foundation as we have executed against our key transformation initiatives, including reducing square footage and updating our in-store experiences, investing in digital and omnichannel capabilities, increasing the speed and efficiency of our supply chain, and continuing to evolve brand positioning while improving customer engagement. The significant progress we made leading into the pandemic on our transformation initiatives, including investments in systems, processes and talent have been key differentiators in our ability to strategically pivot our entire organization. Our solid foundation has enabled us to thoughtfully engage with our customers as they continue to deal with COVID-19 and the physical, mental and social challenges associated with it. At the same time, we've also been responding to calls of social justice and struggling with the uncertainty of the back-to-school or back to work [will look like this fall]. Throughout, we have stayed close to our customers, pivoting and adapting our product, marketing, messaging and inventories to align with their changing realities. When we last spoke in May, we were encouraged by our Q1 and quarter-to-date results, and were planning in Q2 and the back half conservatively. At that time, we had roughly 50% of our global store base open with stores operating at 70% productivity and digital continuing to show impressive growth. As the quarter progressed and restrictions eased, we opened more stores. At the end of the quarter, roughly 90% of our global base was open, which is consistent with where we are today. Although open, we are operating at reduced hours in many of our global locations. Similar to Q1, stores have continued to experience year-over-year declines in traffic, partially offset by improved conversion. As we continue to open and at times re-close select stores, the safety and wellbeing of our customers' associates and community has remained a top priority. We continue to smoothly shift inventory by channel, reflecting demand while utilizing ship from store. We've also expanded fulfillment options by adding curb side pickup, which was available across roughly 80% of our U.S. store base by the end of the quarter. Scott will provide more detail on our reopened store performance trends. With stores reopening, our digital business has remained strong. For the quarter, digital sales grew 56% to $386 million, with robust double-digit gains in each month on improved traffic, conversion and AUR. Combined total visits to our websites and highly rated apps rose over 25%, with app visits alone rising approximately 50% in the quarter. We spoke directly to our customer about COVID-19 as well as the social issues that we're facing. Our honest dialogue, combined with relevant products, resulting in strong digital growth across brands in every month of the quarter. We achieved record Q2 digital sales. Abercrombie's -- excuse me, we achieved record Q2 digital sales. Abercrombie Adults, Kids, Hollister and Gilly Hicks all hit new highs with record digital sales volumes in over 2/3 of our categories, including many of our must-win, must-grow classifications. As a reminder, we had a meaningful digital business entering this year. The channel accounted for 3 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 27, 2020 / 12:30PM, ANF.N - Q2 2020 Abercrombie & Fitch Co Earnings Call roughly 1/3 of our revenues at over a billion dollars in fiscal 2019. We have solid global platforms and distribution center infrastructure in place, which has enabled us to keep up with strong digital demand. Both brands had high digital engagement and strong growth rates in the quarter, benefiting from lifts in awareness. At Hollister, our focus on assortment architecture continued to pay off with our must-haves and top 30 items outperforming. Our customer responded well to pattern, ombre and florals across genders. And while loungewear remained popular, including fleece and sweats, fashion content also resonated. I'm especially proud of our performance in girls' denim shorts, a highly competitive category, where we were predominantly full price. On the guy side, must-have and multipack tees, graphics, swim and lounge shorts were strong. Needless to say, I'm extremely encouraged by our Q2 performance at Hollister. It is our biggest brand, representing roughly 60% of our annual revenues in 2019, and we remain confident in the global growth opportunity that lies ahead. At Gilly Hicks, we experienced double-digit sales growth with over 100% growth in the digital channel. Our customer continued to embrace our new active collection, Gilly Go, as well as our comfy lounge and intimates offerings. While still early in its life cycle, we are excited about the global white space at Gilly as we continue to offer product that focuses on our teen customer and her lifestyle needs. With improved assortments at Hollister and Gilly Hicks, we shifted messaging away from promotions and into storytelling. We had clear and well-defined product and brand stories across channels that authentically spoke to our customer. We also focused on topics they care about the most with an emphasis on pride and mental health, 2 causes we champion. Our Proud of You Pride campaign in support of quality and diversity was well-received. As the quarter was closing, we launched our back-to-school denim campaign featuring TikTok stars, Charli and Dixie D'Amelio. We are thrilled to have Charli and Dixie as part of the Hollister team. They truly align with our customer in the causes they support, including anti-bullying and equality. For those of you who are not on TikTok, Charli is the most followed person on the platform with over 82 million followers, and her sister Dixie has almost 36 million. They're popular across social media with roughly 27 million and 70 million followers, respectively, on Instagram. For back-to-school, they partnered in our Hollister Denim Lab with fellow influencer and one of our first Hollister brand ambassadors, Noah Pugliano, and one of our customers' favorite celebrities, Bill Nye, testing fits and styles to arrive at unique product recommendations. In addition, Charli created the #morehappydenimdance challenge. As of Monday, the campaign had 5 billion views worldwide and 2 million video submissions. Since its launch, we've experienced improved traffic and new to file metrics. And our partnership with Charli and Dixie does not end with back-to-school, so stay tuned for additional stories and collaborations throughout the remainder of the year. I also encourage you to tune into Hollister Volume On Series, where we have members of the teen BIPOC community take over Hollister's Instagram, to have honest dialogues about current events that are impacting their lives. While there's a lot to be excited about Hollister, Abercrombie has not been standing still. Our A&F Women's business had multiple categories with double-digit omnichannel sales growth, including shorts, knit tops, skirts and swim. Men's product acceptance are also strong with double digital growth in tees, shorts, jeans and our signature fragrance, Fierce. For both genders, our softAF line, which is our -- which is one of our key volume driving collections, continue to resonate. In addition, our annual Pride collection was well-received. At Abercrombie kids, performance continued to be driven by our summer essentials, including shorts and swim. Abercrombie adults' and kids' second quarter marketing campaigns are typically about summer and all ofits fun celebrations. But the current environment required quick and creative thinking and some heartfelt conversations in order to properly show up for our customers. An example of this is our Pride campaign. Our messaging was celebratory, but with the rise of protest weeks before its launch, the team pivoted to highlight the role of BIPOC community in the fight for LGBTQIA+ equality. We were authentic, supportive and part of the conversation, and had an overwhelmingly positive response. Pride is important for many of our customers across brands, In support of Pride, together with our customers, we have donated over $4 million combined to GLSEN and The Trevor Project, 2 important organizations that that work closely with LGBTQIA+ community. I'd also like to congratulate the Abercrombie marketing team for being a recipient of the Silver Halo Awards of Corporate Social Initiatives and cause Marketing. I can't wait to see what our marketing team continues to accomplish, especially with our recently introduced social posts and video conversations on our adult channel as well as our kids Kind Crew series, both of which focus on racial equality and inclusivity. 4 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 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AUGUST 27, 2020 / 12:30PM, ANF.N - Q2 2020 Abercrombie & Fitch Co Earnings Call We continue to be extremely pleased with the ongoing evolution of our A&F adults and kids product and brand positioning. I'm so excited about what the future holds. Throughout the quarter, we also continued our environmental, social and governance work. At Hollister, we launched our online Preogress over Protection sustainability campaign, while at both brands we continue to be encouraged by response to our ThredUp partnership, which gives customers incentive to receive gift cards for recycled clothing. Before I turn the call over to Scott, I'd like to take a minute to discuss the U.S. back-to-school season, which clearly looks very different this year. With COVID-19 spikesIn several of our our key and early back-to-school markets, including California, Florida and Texas. Delayed starts to school across the country and many students beginning their studies virtually. We've experienced a slower start than in years past with store traffic decelerating from July levels. In building our contingency planning, this was a scenario we considered and prepared for. Over the past several months, we proactively bought inventories conservatively, shifted even more focus to wear-now assortments and recadenced our fall product and marketing flows . Quarter-to-date, our customers continue to respond favorably to new products. We've experienced improved year-over-year omni conversion and digital has maintained strong double-digit growth. Recently, omni sales trends have improved as we've anniversaried last year's peak back to school weeks and our customers received more clarity surrounding the timing of back-to-school and the mix between physical and virtual. Looking ahead, we are cautiously optimistic that the back-to-school selling seasons will extend into September, and potentially October, as school resumes throughout the country and the weather becomes more seasonal. For the quarter, we expect to recoup some, but not all of the lost sales in August, which is historically our largest month. As such, we are planning Q3 sales trends to be consistent with Q2, in that down 15% to 20% range. With roughly 80% of our California store base still closed, our current trend is slightly behind that. Despite the challenging environment, I continue to believe in the significant opportunity for our heritage brands and our growth vehicles, both domestically and internationally. We have made difficult decisions this year to ensure that we are well-positioned to come out of this period even stronger on the other side. As we approach year-end, we have a chance to address roughly 25% of our leases that are up for renewal. As we continue to realize the meaningful increases in our already deep digital penetration, this gives us the ongoing opportunity to level set our square footage and occupancy to what a successful global omnichannel business requires. We have a solid foundation, including a strong balance sheet, and we'll continue to leverage our financial flexibility to invest in the long-term and further strengthen our position as a diversified global omnichannel retailer. And with that, I will turn the call over to Scott. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Thanks, Fran. I'd like to start by adding a huge thanks to our global teams and our vendor partners. I'm incredibly proud of how we navigated. We achieved our best second quarter operating income since 2014 and delivered $187 million of operating cash flow. Now on to Q2 results. Net sales of $698 million were down 17% as compared to last year. By brand, net sales declined 15% for Hollister, which includes Gilly Hicks and 20% for Abercrombie, which includes kids. By region, net sales declined 16% in the U.S., 15% in EMEA and 38% in APAC, our smallest region. Store traffic remained below last year, partially offset by improved conversion and 56% year-over-year of digital growth. Looking specifically at reopened store performance. Second quarter global store productivity was at roughly 70% of the prior year period. By month, May and June saw an acceleration in trend. We subsequently experienced a productivity decline in July, led by the U.S. Breaking down trends further by region. Starting with our largest market, U.S. Second quarter store productivity was at 75% of last year, with 85% of our base open at quarter end. On average, our U.S. stores were unable to open for business for approximately 1/3 of the days in the quarter due to government and landlord imposed restrictions on occupancy and hours of operation. We realized productivity improvements into June but took a step down in July with the resurgence of COVID in key early back-to-school markets, including the reclosing of roughly 80% of our stores in California, and a delayed back school start throughout most of the country. In EMEA, store productivity was at approximately 60% of last year. We ended the quarter with all of the few stores open, although the majority of our locations 5 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 27, 2020 / 12:30PM, ANF.N - Q2 2020 Abercrombie & Fitch Co Earnings Call in our historically largest European market, the U.K., did not open until mid-June. In APAC, our store productivity was roughly 70%, with 96% of stores open at the end of the quarter. By brand, on a global basis, Hollister stores outperformed A&F and kids, which generally have a higher digital penetration, while in the U.S., Hollister and kids were more adversely impacted by back-to-school performance. As Fran mentioned, we have been actively preparing for COVID spikes and back-to-school uncertainty in the U.S. We have not been caught off-guard by the shift. We do not believe back-to-school performance is reflective of assortment issues and have seen strong digital response to new product across brands. We've also experienced store productivity improvements over the past couple of weeks as students have had more visibility for the fall. We continue to believe that the back-to-school season will last longer than it has in the past as most schools have delayed their start dates, some well into September. Moving on. Our gross profit rate of 60.7% was up 140 basis points to last year. This improvement was the result of higher AUR with promotional and clearance levels below last year. We entered Q3 with inventories current and down 7% to last year and are comfortable with our positioning. Our teams have done an amazing job managing the on-hand and on-order inventory. Over the past several years, we have made significant progress on improving the speed and agility of our product development calendar and lead times. This progress has enabled us to adapt quickly to changes in demand. As we look to the back half, we will continue to balance gross profit rate with sell throughs. With uncertainty in the top line, we are conservatively managing inventories, fluidly shifting goods by channel, optimizing our distribution center capacity for increased digital demand and positioning the business to chase. I'll now cover the rest of our results on an adjusted non-GAAP basis. Excluded from our non-GAAP results this year are $8 million of asset impairment charges that we believe are principally attributable to COVID-19. These charges adversely impacted results by $0.15. There were no exclusions last year. Operating expense, excluding other operating income, was $404 million as compared to $538 million last year, which included $45 million of flagship store exit charges primarily related to our Hollister SoHo location, which closed in Q2. Operating expense leveraged 610 basis points, with 530 basis points related to the adverse impact from flagship store exit charges last year. Stores and distribution expense decreased on a dollar basis, driven by a decline in-store payroll and store occupancy, partially offset by increased shipping and handling expense on higher digital sales. Marketing, general and administrative expense was down on a dollar basis, primarily driven by reduced payroll, marketing and other controllable costs. We remain focused on tightly managing expenses and finding areas for additional savings, but we will not starve the business. We anticipate that certain expenses will flex back up in the second half, including store payroll and variable store occupancy, assuming stores remain open. Overall, our goal remains consistent, continue to reduce fixed noncustomer-facing costs to enable reinvestment in customer-facing activities in our ongoing transformation initiatives. Operating income was $22 million compared to a loss of $39 million last year and included a $1 million benefit from FX. The effective tax rate was 1%, which was lower than last year as a result of changes in level and mix of projected pretax results for the full year. Net income per diluted share was $0.23 compared to a loss of $0.48 last year or $0.46 on a constant currency basis, with last year reflecting an adverse impact from flagship exit charges of approximately $0.50. Our balance sheet remains strong. We ended the quarter with cash and cash equivalents of $767 million and total liquidity of approximately $1.1 billion. We plan on holding higher-than-average cash balances to preserve flexibility in this uncertain environment. In July, we completed the issuance of $350 million of senior secured notes, which will mature in 2025. These proceeds were used to repay outstanding obligations underneath the existing term loan and ABL facilities as well as towards related fees. The transaction extinguished our term loan facility, which was set to mature in 2021, improving our near-term liquidity position. We continue to see capital expenditures of approximately $100 million for the year, with about half of that attributable to stores and the other half attributable to digital, technology investments and maintenance needs. We still believe that stores matter and that they are an important part of the omnichannel brand experience, but they must be the right size and the right location with the right economics. To date, we have opened 9 stores that meet that criteria, while closing 14 that have not. 6 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 27, 2020 / 12:30PM, ANF.N - Q2 2020 Abercrombie & Fitch Co Earnings Call As we look to year-end, we have over 200 leases coming due, which represents about 1/4 of our store base. We will continue to hold conversations with our landlords to find a mutually beneficial and agreeable path forward. We will evaluate all options, whether it be remodeling or rightsizing or walking away completely and closing stores. We're excited about the progress we have made on global store optimization, and will have more to share on real estate as we move through the year. Lastly, our dividend and share repurchase programs remain suspended. Due to the heightened uncertainty in the marketplace, we are only providing a sales outlook at this time. For Q3, we are planning the business around the sales trend consistent with Q2. We are cautiously optimistic that the trend will improve, but we will manage expense and cash flow, assuming it will not. We are confident in our marketing plans and assortment and have the ability to chase inventory, if demand improves. Looking ahead, we remain confident in our ability to win as a global specialty retailer that caters to a broad customer demographic from kids to post-collegiate adults. With continued progress on our transformation initiatives and our solid balance sheet, we are confident in our ability to thoughtfully pivot and strengthen the company no matter what obstacles may be thrown our way. And with that, I'll turn it over to the operator, ready for questions. QUESTIONS AND ANSWERS Operator (Operator Instructions) And we'll take our first question from Jay Sole with UBS. Jay Daniel Sole - UBS Investment Bank, Research Division - Executive Director and Equity Research Analyst of Softlines & Luxury Great. Fran, just wanted to ask you 2 questions. First, were you surprised by the strength of denim in the quarter? A lot of talk about everything shifting toward athleisure. So we're sort of surprised that you were able to generate the sales you did. And then secondly, how do you think about merchandising and you're planning your buys for the early part of next year, given, if there's a vaccine, it could be a much more -- a different environment, people thinking differently, people going back to work and events and things like that. Are you thinking differently or are you still going to plan conservative kind of not knowing what the world is going to look like? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Jay, we were very excited about our denim business for Q2. I think everybody in the company knows that one of my favorite words is balance and making sure that we keep a balance in our assortment is very important. Although we did see a shift with the customer moving into more soft and cozy merchandise, we also have a very strong denim business. We understood the customer, stay very close to them and hearing what their mindset is. They were really responding to our products. So not really surprised at all, staying close to the customer. And then regarding next year, at this point, what we are seeing throughout this whole year is that our entire cadence of our customer has been different. We knew once COVID started that, for example, summer would last longer. So we cadenced our merchandise to make sure that we have swim and shorts and tee out on our floors longer than we normally do in past years. We're now seeing the same thing happen with back-to-school, starting a little bit later. But recently, as we started slow with our back-to-school merchandise, seeing really strong product acceptance. So we're going to continue to stay close to the customer and cadence our products accordingly as we learn more throughout the year. 7 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 27, 2020 / 12:30PM, ANF.N - Q2 2020 Abercrombie & Fitch Co Earnings Call Jay Daniel Sole - UBS Investment Bank, Research Division - Executive Director and Equity Research Analyst of Softlines & Luxury Got it. And then maybe if we can just sort of clarify your expectation for the third quarter. It sounds like within the down 15% to 20% guidance, you're saying that like August has started off a little bit weaker, but you expect just for the season to be sort of later arriving obviously especially if weather breaks a little bit later and sort of to make up the -- whatever is happening in August and September and October, and that's how you plan to get to 15% to 20%? Or am I misunderstanding what you're saying about that? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. You are understanding it correctly. We normally see quite a spike at the end of July and the beginning of August, and then a decline through September and October. What we're seeing is much more of an extended back-to-school, and I guess, what I would call more of a plateau and a longer selling season for back-to-school, just like we saw for our summer product. Operator We'll next go to Paul Lejuez with Citi. Paul Lawrence Lejuez - Citigroup Inc., Research Division - MD and Senior Analyst Can you maybe talk about the profitability of the e-comm channel as it grows in size, maybe relative to last year? And how do you expect to handle shipping surcharges during the holiday season? And then Scott, also curious if you could talk about the real estate opportunities. Maybe I heard you said about 25% of the stores coming up for renewal. But in the stores that remain, do you have opportunities to work rents down and to get out of certain locations faster than you would have been able to do previously, and specifically on the flagship side, if you could address those? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Thanks, Paul. I think I'll grab all of these. So let's start with the e-comm channel, the size and the relative to last year. So our e-comm channel is profitable on a 4-wall basis and actually a little bit more profitable this year than last year. The one thing we love about the e-comm channel is it is highly leverageable. As we grow the sales there, you do bring along some of that variable shipping, but you're leveraging a fairly fixed pool of assets through our distribution centers around the world. So really excited about what we saw in the channel through Q2. Let's see. Moving on to holiday shipping surcharges. Yes, we have seen that in the news. We've been working very closely with each of our carriers. We've been adding new regional carriers. It's going to be busy up there in the fall season for sure as we get close to the holiday. So we expect to see surcharges. Like I said, we'll work with our carriers and mitigate those as much as we can, but some of those will flow through. And that's baked into how we're planning for the back half. The goal there is to offset those surcharges with expense savings across the rest of the P&L. A dollar is a dollar, the way we like to think about it. So we're doing great work around expense. Going back to last quarter, we mentioned that we took out about $200 million-plus of expense from where we were in the beginning of the year. We remain on track for that. And every day, we're looking for more to help offset things like surcharges. Moving on to the real estate opportunities. Yes, we have a great opportunity this year. I mean, we've learned a lot this year so far with what we've seen in COVID. We've seen some nice occupancy saves to this date, working with our landlords and seeing some of the saves on variable occupancy. But we really need to do a lot more work. We've been talking about this for years. We have a great opportunity at this company to reduce occupancy, reduce square footage. We've reduced square footage on average of about 4% per year over the past 5 years. And there's definitely more to come. So we're excited about what we're going to see in the back half. 8 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 27, 2020 / 12:30PM, ANF.N - Q2 2020 Abercrombie & Fitch Co Earnings Call We love stores, but we have to have the right economics, the right size and the right location. So tons of work to do. We have a great opportunity at year-end. And then on the last question, on flagships. We remain committed to exiting our flagships in the future. Nothing new to report at this point. We have 3 opportunities to leave flagships this year that's in our current lease stack, and we'll continue to try to find opportunities in the future. Operator We'll next go to Susan Anderson with B. Riley. Susan Kay Anderson - B. Riley FBR, Inc., Research Division - Analyst Nice job on the quarter. I was wondering if you could maybe give a little bit more color just around back-to-school in the third quarter. And I guess, what percent of your business typically makes up back-to-school or how levered are you to that category? And then I was wondering, it sounds like you expect it to be prolonged, but are there pieces of the back-to-school business that you think just, I guess, won't materialize this year? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director I'll start, and then I'll kick it over to Scott. So we discussed that August is our largest month, but we do believe that what we're seeing from the customers' shopping habits, but if the back-to-school is getting extended longer. We don't anticipate making all of it up, but we do expect to see a much longer run into September, and looks like potentially even into October. Once the weather changes as well and the mindset shifts, and we're already starting to see that shift now that the kids are realizing that school is actually happening and when they're going back, be it delayed or virtual, the reality is always setting in for them. So what we've been able to do is cadence our inventory accordingly, kept those shorts and tees and swim at regular price on the floor longer throughout the quarter. That is evident in the margin that we were able to drive through that. And we're going to continue to cadence and working very closely to our customers on a weekly basis. it seems they are responding and keeping our inventory lean so that we can make sure that we can chase where need be. Susan Kay Anderson - B. Riley FBR, Inc., Research Division - Analyst Great. That's helpful. And I guess, just a follow-up on the gross margin and a nice job in the quarter and pulling back on the promotions. I guess how are you thinking about that for third quarter in the back half, given, I guess, the prolonged back-to-school, but then also the holiday period. Are you expecting it to be promotional? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. It's Scott, I'll grab this is one. Gross margin for the back half, we haven't given an outlook obviously but it's really about inventory management. Fran mentioned we are planning our inventories conservatively. And if we see demand outstrip supply, then we have a great opportunity to raise AURs and see gross margin expansion. So that's how we're approaching the back half. We're going to be conservative on inventory. We want to expand gross margins. We like how we delivered the gross margin expansion in Q2 and what that does to the P&L, but it's going to be about supply and demand. Around holiday, absolutely. It's going to be promotional. It's promotional every year. And I think what you're seeing across the industry is those companies that have been able to really manage their inventory tightly have been able to expand margins and raise AUR. And so we're in that camp in Q2. And hopefully, it will be in that camp in Q3 and Q4, but there's plenty of uncertainty out there on the top line. So we're just going to manage it day-by-day as we go through the fall. 9 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 27, 2020 / 12:30PM, ANF.N - Q2 2020 Abercrombie & Fitch Co Earnings Call Operator We'll next go to Janine Stichter with Jefferies. Janine M. Stichter - Jefferies LLC, Research Division - Equity Analyst Just want to get a little more detail on the inventory, extremely clean. And it sounds like you feel like you have enough. Just wondering if there's any categories where you feel like you could be a little bit light and don't have the inventory to meet demand. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Well, the team is very focused on keeping a very balanced inventory, Janine. But this point in time, they have been so diligent with their inventory and responding to the business that we feel our inventories are very balanced at this point in time. We have a great sourcing team, very agile, that can shape into what we need. So we're meeting with the teams weekly at this point to make sure that we're staying on top of all the demand. Janine M. Stichter - Jefferies LLC, Research Division - Equity Analyst Great. And just a follow-up on gross margin. I wanted to ask about input costs. Are you still seeing potential for unfavorable costing in the back half of the year? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO We are, yes. The environment is remains positive for costing with cotton where it is. And the transportation is a little tricky, and that's the part of the FOB. I'm getting it here, but a little cloudy out there. But outside of that, input costs have been solid, and we see opportunity for good costing in the back half. And hopefully, into 2020 when we get there. Operator We'll next go to Carla Casella with JPMorgan. Carla Casella - JPMorgan Chase & Co, Research Division - MD & Senior Analyst I have a question. You talked about the inventory being down and your gross margin was a lot better this quarter than we expected. Can you just talk about the clearance trends as you go into back-to-school, and if you're seeing any major changes there on clearance trends or promotional trends across your competitive set? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO I would say -- this is Scott. I would say the promotions look similar. They feel similar to me to recent past and past back-to-schools. I don't think they've been overly elevated. But again, it comes back to a case-by-case basis. Those companies that have been able to manage their inventory tightly have been able to raise AUR and pull back on some promotions, and we were in that camp in Q2. So nothing extraordinary out of the ordinary, I would say. 10 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 27, 2020 / 12:30PM, ANF.N - Q2 2020 Abercrombie & Fitch Co Earnings Call Carla Casella - JPMorgan Chase & Co, Research Division - MD & Senior Analyst And the inventory reduction we had this quarter, is that a similar rate you expect for the next year? The 7% reduction? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO We're going to be planning inventories down. Year-over-year, receipts will be down. So it's going to come down to the top line. And so with our outlook of the 15% to down 20%, which is a similar trend to last year -- or I'm sorry, the last quarter in Q2, we expect to continue to make progress on inventory. Our general goal is to try to keep inventory and sales in line a couple of hundred basis points up and down, and we're continuing to make progress towards that. Carla Casella - JPMorgan Chase & Co, Research Division - MD & Senior Analyst Okay. Great. And then just one last one. On the priorities for free cash flow, you mentioned them in the quarter. When -- at what point -- or what are you looking for either in terms of getting beyond COVID, free cash flow before you reconsider share buybacks? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. It's a great question and something we've talked a lot about internally. It's really about certainty on the top line or less uncertainty, I would say. We have a great balance sheet right now, $1.1 billion of liquidity. we just did a financing last quarter to clear up some near-term maturities. So we are in a nice position. We have nice flexibility. As you mentioned, $100 million in capital this year. We have great investments that we're going to continue to make in the future. So as we get towards the back half of the year, and we start to see some certainty in the top line, and that might be a time where we bring back share buybacks. But a lot of water to go under the bridge before then, but it's really about certainty on the top line. Operator We'll next go to Janet Kloppenburg with JJK Research Associates. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Congrats on a nice quarter. Fran, a couple for you and a couple for Scott. I was wondering what you were seeing in Europe. I think their back-to-school demand trends are not similar to the U.S., maybe they're later, I'm not sure. And on the comfy cozy shift that you talked about, have you planned your inventory levels by content into that demand shift? How should we think about that? And Scott, I got on a little late. So on the $26 million occupancy expense decline, is that rent that is permanently eliminated from the P&L or might that come back? And what is the outlook for rent concessions for the rest of the year? Could that be a nice positive to the P&L outlook as we go through the rest of the year while you're negotiating? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Okay, Janet, I'll kick off. So starting with EMEA, yes, you are correct. The back-to-school in Europe starts much later. In fact, it has not even started yet. They are really in a much more summer mindset, so that really happens much later in the third quarter. Additionally, North America has a much more significant back-to-school business. A lot of kids in Europe also wear uniform, so it's just not as significant. Regarding comfy and cozy, yes, the inventory management team, the planners, the merchants, the sourcing team, have really been focusing on the customer's response to our product. So comfy and cozy is part of our DNA. As you know, I mean, we have a franchise in A&F adult called softAF that has been incredibly strong. 11 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 27, 2020 / 12:30PM, ANF.N - Q2 2020 Abercrombie & Fitch Co Earnings Call So we have shifted, but we also are keeping a balance. We're seeing a response to fashion. Our A&F women's dress business is very strong, whether she's wearing those dresses on her Zoom call or she's getting ready to go out. So we have shifted, but balance is extremely important. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Okay. Janet, on the... Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President And on the... Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Sorry. Go ahead. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Just as a follow-up, Fran. On Europe, does that mean that maybe their current trends are better? And just -- I'm just trying to get an idea of how product is resonating in Europe, because I know you've put a big effort behind that? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director We've had a good response to our product in Europe. The countries have opened up at different times. So we're seeing different things across the country. Our largest market in the U.K. just opened in mid-June. Overall, we've seen good response. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. Janet, we talked last year about opening our office in London and putting teams in there that are getting closer to the customer. So we're starting to see the benefits of our product teams over there really dialing up the assortments and making sure we're distorted in the right places to cater to that European customer across the different countries. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Yes. That's encouraging, and that was what I was trying to understand better. And just thoughts on my questions there -- yes. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. For sure. Moving on to the rent question. So the $26 million occupancy save in Q2, yes, that is permanent and will not come back. A couple of pieces in there. There's some variable occupancy save, as you can imagine, with store sales being down and/or stores being closed. And then we have some abatements in there that have been booked on fixed rent contracts as we have come to terms with our landlords. Rent concessions for the balance of the year, yes, we expect to see some additional rent concessions for the balance of the year. We continue to be engaged with the majority -- large majority of our landlords to find a mutually agreeable path forward to get through these closure periods. And then that will really take us into year-end, where we have over 200 leases coming due, and our expectation is to make further progress on occupancy and store square footage then. 12 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 27, 2020 / 12:30PM, ANF.N - Q2 2020 Abercrombie & Fitch Co Earnings Call Operator (Operator Instructions) We'll next go to Kate Fitzsimons with RBC Capital Markets. Kate Bridget Fitzsimons - RBC Capital Markets, Research Division - Assistant VP Congratulations on an impressive second quarter. I guess my question, and I suspect you're going to tell me conservatively. But as we look ahead to holidays, just how are you approaching managing the business between payroll, inventory, product flows, events as well, especially around Black Friday? We've heard some other retailers talking about promoting holiday starting in October. So just curious about how you're seeing or how you're internally planning the holiday to shake out? And then real quick, Fran, outerwear, arguably, was a pleasant surprise last year in the fourth quarter, at least to the street. I am curious just your views on the outerwear category as we approach the back half. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Kate, so yes, we agree that holiday is going to be very different this year. Just as the balance of this year, I mean, since the beginning of this year certainly has been. What we are seeing in our business is the extension of the season. So I know I've mentioned a couple of times this morning that summer lasted longer, and we expect back-to-school to last longer. We don't necessarily believe that our customer is going to shift that quickly then into a holiday mindset, particularly pre-Thanksgiving. So we are going to manage our inventory and manage our cadence of our product accordingly. So once we get past peak, there's a couple of opportunity weeks in December. We talk in the industry about the trough that we always hit at the beginning of December. That could be a great opportunity for us to really understand what's working in our assortments and be able to drive that through marketing. So we're seeing a very different flow, what we're taking in, honestly, week-by-week at this point and continuing to stay close to our customer. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. And on the management of expense and inventory, I agree. Conservatively is the right word. It's the key word. For us, as we look towards the back half, it's about managing expenses very tightly, managing inventory very tightly. And if you can do those 2 things, the top line is relatively stable, we can generate some cash flow and that the liquidity could be strong. And what that does is it gives you flexibility. Gives you flexibility to invest in the short-term in marketing and things that could help drive the top line and for longer term investments. So that's what we're trying to do. We're going to manage it tight. We're going to generate that cash and liquidity and have flexibility in the business. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Sorry, yes. I'm just getting to that one. At this period of time, we are planning all of our businesses, as Scott has quoted you, conservatively. And we'll approach the back half the same way. We have a great opportunity to chase our business. We test our product ahead of time, so we're getting some views on that currently. Operator And we'll next go to Mark Altschwager with Baird. 13 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 27, 2020 / 12:30PM, ANF.N - Q2 2020 Abercrombie & Fitch Co Earnings Call Sarah Goldberg - Robert W. Baird & Co. Incorporated, Research Division - Research Analyst This is Sarah Goldberg on for Mark. I wanted to get into SG&A savings this quarter. How much of this is a temporary reduction that will come back as sales recover versus a more permanent change to the cost structure? And then your sales range expectation for Q3 is in line with what you reported this quarter. Should we expect a similar decline in SG&A, if sales come back in your expected range? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Thanks. Sarah, on the savings for this quarter, yes, we were pleased with what we delivered in Q2. We mentioned on our last call that we went through a zero-based budgeting exercise and looked at every spend that was going out of the company for the rest of the year. So pleased with the results we saw in Q2. We do expect to see continued savings here in the back half. Some of that might be temporary. We might have some reinvestments back in the business as we think about the long term and not just today. So there could be some SG&A investments that trickle back in. Marketing was the savings that we saw in Q2. Our marketing teams have done an amazing job. Saving things that are noncustomer facing, content and things back of house. So really pleased with the results there, and hopefully, we'll see continued savings there because we really want to protect the marketing that is in front of the customer and our digital marketing, which has been amazing. Sales expectations, Q2. So with the similar sales trends in the back half, like we just said, we're going to manage it conservatively. We're not going to be plowing expense back into the P&L, assuming sales are going to come back. So if we manage the inventory tightly, we manage the expense tightly. That's going to be good cash flow and liquidity, and that's going to give us flexibility. Operator And we'll next go to David Buckley with Bank of America. David Loughran Buckley - BofA Merrill Lynch, Research Division - Analyst Scott, was there any reversal in your 1Q inventory write-down that contributed to the second quarter gross margin expansion? And then just building on the SG&A question. Any details you can provide on the amount of ongoing COVID operating expenses that you expect in the second half of the year? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Okay. David, on the first question, there was no impact in Q2 due to reversal or anything with that Q1 inventory write-down. That stayed in the past in Q1. And then on SG&A. So COVID OpEx, it is definitely a little more expensive to operate our stores these days and operate our distribution centers, things like the Plexiglass that you see in there and much heavier cleaning and additional cleaning. So there are bits and pieces here. They add up to a few million dollars here and there, but what we're trying to do is offset these increased costs with savings elsewhere in the P&L. So we feel good about the work that we've done as a company around OpEx and are confident that we can continue to find some savings to offset the additional operating costs. Operator We'll next go to Marni Shapiro with Retail Tracker. 14 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 27, 2020 / 12:30PM, ANF.N - Q2 2020 Abercrombie & Fitch Co Earnings Call Marni Shapiro - The Retail Tracker - Co-Founder Congratulations on a really stunning quarter, especially given everything. And love that Charli although -- know how little deepened situation these days in light of the (inaudible). So could you just talk about the digital business? Very strong growth. And I'm curious, did you see the customer file grow as well? And is that customer -- are you seeing a new customer? Is it a lapsed customer? It is a -- is the store-only customer that finally moved online? If you could just put a little color behind that. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director So I'll start. Yes, we did see our customer file grow. Obviously based on the strength of that business, we have seen new customer to file as well. And back on Charli and Dixie, just for a minute. That drove a tremendous amount of brand awareness, [unifile], loyalty. So we're pleased with those results. Marni Shapiro - The Retail Tracker - Co-Founder Great. And then I'm just curious if you're seeing -- are you seeing lapsed shoppers come back into the brands and where shoppers that were store-only coming online digitally? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO . Yes, depending on how long stores have been opened. We have seen some of those store-only customers come online for those places where the stores weren't closed for a very, very long time. Some of those store customers waited to come back for whenever the stores were open. So we like that. That's one of the silver linings of what has happened here to get some of those store-only customers shopping online. We want to turn them into dual-channel customers because those are our best customers. So that's a nice silver lining coming out of COVID. And hopefully, we can keep those as dual-channel in the future. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director I mean, it's a great time to be an omnichannel retailer, Marni, because we're obviously benefiting from the blend of the digital as well as the store. We mentioned earlier today, we're able to get curbside up and running in 80% of our stores, and we're seeing a nice weekly build on that. So that's also helping the customer shop. Marni Shapiro - The Retail Tracker - Co-Founder That's fantastic. And so I just sneaking one more, are you seeing any advantages with AUC as you were booking holiday and into spring? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO We have seen good costing. I would say, as we've gone through the beginning of this year towards the end, really, you've seen the input costs, the commodity costs with cotton have been down. And the supply demand dynamic is probably tilted a little bit in the retailer's favor. So we achieved good cost. 15 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 27, 2020 / 12:30PM, ANF.N - Q2 2020 Abercrombie & Fitch Co Earnings Call We were pleased with our costs for the back half. Like I said, hopefully, we're going to see that continue into 2021. We're planning conservatively on inventory. So our receipts are definitely down to last year, but we're seeing the benefits on those costs. Operator And ladies and gentlemen, this does conclude our time for question and answers. I'd like to turn the conference back over to Fran Horowitz for any additional or closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Just want to thank everybody for participating in our call today. I look forward to talking with all of you again at the end of the third quarter about our ongoing progress. And until then, please continue to take care of yourselves. Operator Thank you. And again, that does conclude today's call. We do thank you for your participation. You may now disconnect. DISCLAIMER Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2020, Refinitiv. All Rights Reserved. 13314506-2020-08-27T22:18:12.020 16 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.